Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 33-22846) of Seacoast Banking Corporation of Florida of our report dated June 28, 2005 with respect to the 2004 financial statements and supplemental schedule of the Retirement Savings Plan for Employees of First National Bank and Trust Company of the Treasure Coast, which report appears in the December 31, 2004 annual report on Form 11-K.

/s/ KPMG LLP

Miami, Florida
June 28, 2005